UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549
FORM 8-K
CURRENT REPORT
Pursuant To Section 13 or 15(d) of the Securities Exchange Act of 1934
Date of Report (Date of earliest event reported): April 8, 2008
Brandywine Realty Trust
Brandywine Operating Partnership, L.P.
(Exact name of registrant as specified in charter)

MARYLAND	001-9106	23-2413352
(Brandywine Realty Trust)

DELAWARE	000-24407	23-2862640
(Brandywine Operating Partnership, L.P.)
(State or Other Jurisdiction of	(Commission file number)	(I.R.S. Employer
Incorporation or Organization)		Identification Number)
555 East Lancaster Avenue, Suite 100
Radnor, PA 19087
(Address of principal executive offices)
(610) 325-5600
(Registrant’s telephone number, including area code)
Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions (see General Instruction A.2. below):
☐	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)

☐	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)

☐	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))

☐	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

Item 5.02 Departure of Directors or Principal Officers; Election of Directors; Appointment of Certain Officers; Compensatory Arrangements of Certain Officers.
On April 8, 2008, the Compensation Committee (the “Committee”) of our Board of Trustees awarded 2007 annual bonuses and equity-based long-term incentives for our senior executives and set their 2008 base salaries. These executives include our President and Chief Executive Officer, our Executive Vice President and Chief Financial Officer and three other senior executives. Our references below to “Named Executive Officers” include those of our current executive officers that were identified as “Named Executive Officers” in our 2007 Proxy Statement and those of our current executive officers whom we expect to identify as Named Executive Officers in the 2008 Proxy Statement.
Our Compensation Committee awards annual bonuses and equity-based long-term incentives on the basis of actual performance against individual and corporate goals and objectives. These goals and objectives reflect our overall corporate strategy developed by our Board and senior executives and include corporate, regional, department and other business unit goals and objectives and individual and corporate performance metrics approved by our Compensation Committee. Our Compensation Committee also establishes weightings of the metrics within these goals and objectives and the target ranges for annual bonuses and equity-based long-term equity awards.
Our Compensation Committee authorized the awards shown below after completing its evaluation of actual performance against goals and objectives. In its evaluation our Compensation Committee considered the recommendations of our President and Chief Executive Officer and exercised judgment and discretion.
The 2007 performance objectives established for our President and Chief Executive Officer included objectives measured against (i) our total shareholder return compared to the total shareholder return of peer group companies, (ii) our funds from operations and funds available for distribution, (iii) the status of development and redevelopment projects and sales transactions and (iv) same-store results compared to prior year results.
The absence of an annual bonus award to our President and Chief Executive Officer and the amount of his equity-based long-term award reflects our Compensation Committee’s concurrence with our President and Chief Executive Officer’s request that he not receive any increase in his base salary, that he not receive an annual bonus, and that he only receive a year-end long-term equity-based award the components of which are more fully described below. The aggregate 2007 annual bonus awards for our executive officers who were executive officers in 2006 (excluding our President and Chief Executive Officer) equaled 70.1% of the aggregate 2006 annual bonus awards to these same officers. The aggregate equity-based long-term awards for our executive officers who were executive officers in 2006 (excluding our President and Chief Executive Officer) equaled 76.2% of the aggregate equity-based long-term awards made to them last year. The equity-based long-term incentive awarded to our President and Chief Executive Officer in April 2008 was less than 39.8% of the sum of his 2006 annual bonus and his equity-based long-term incentive awarded last year.
2007 Bonus Awards
The following table sets forth the annual bonuses awarded on April 8, 2008 to each of the Named Executive Officers:

Name	2007 Bonus
Gerard H. Sweeney	$0
Howard M. Sipzner	$350,000
Brad A. Molotsky	$220,000
George D. Sowa	$140,000
Robert K. Wiberg	$160,000
Executives may generally elect to receive their annual bonuses in cash or common shares. Common shares issued at the election of an executive are priced at a fifteen percent (15%) discount to the market price of our common shares on the date of the award if the electing executive meets our share ownership requirements applicable to him and the incremental common shares received by the executive on account of the discount are subject to vesting over a two-year period. With respect to the above annual bonus awards the following Named Executive Officers elected to receive the stated portions of their bonus awards in common shares thereby receiving the benefit of the 15% discount, to the extent applicable, and as a result received the following shares (computed using a 15% discount, to the extent applicable, on the $17.61 per share closing price of April 8, 2008):

	2007 Bonus Received in	Total Shares
Name	Common Shares ($)	Received (#)
Gerard H. Sweeney	$0	0
Howard M. Sipzner	$55,563	3,712
Brad A. Molotsky	$186,250	12,443
George D. Sowa	$56,000	3,181
Robert K. Wiberg	$40,000	2,673

2007 Long—Term Equity Awards
The following table sets forth the equity-based long-term incentives awarded on April 8, 2008 to each of the Named Executive Officers. These awarded were allocated between performance shares and options.

	Equity-Based
	Long-Term
	Incentive
	Award Value-
	Split Between
	Shares and Options	Restricted
	per the Columns	Performance	Share Options
Name	to the Right ($)	Shares (#)	Awarded (#)
Gerard H. Sweeney	$1,414,000	35,560	1,010,000
Howard M. Sipzner	$350,000	15,446	100,000
Brad A. Molotsky	$296,843	13,100	84,813
George D. Sowa	$175,932	7,764	50,267
Robert K. Wiberg	$206,582	9,117	59,024
The allocation of the dollar amount of the equity-based long-term incentive awards between restricted performance shares and options reflects a value for each performance share equal to the $17.61 per share closing price of our common shares on April 8, 2008 and a $0.78 value for each option based on a Black Scholes valuation. Each restricted performance share vests on the third anniversary of the award date and is settled for one common share. Vesting would accelerate if we were acquired or underwent a change in control or if the recipient of the award were to die or become disabled prior to the vesting date. In the case of our President and Chief Executive Officer and our Executive Vice President and Chief Financial Officer, vesting would also accelerate if we were to terminate him without cause, or if he were to resign for good reason, under his employment agreement. We pay dividend equivalents on restricted performance shares prior to the vesting date. Each option has a per share exercise price of $20.61 (representing 117% of the closing price of our common shares on April 8, 2008 and 115% of the closing price of our common shares on December 31, 2007), vests ratably over three years and has a ten-year term. Vesting of the options would accelerate upon the same events that would trigger accelerated vesting of performance shares.
2008 Base Salaries
The table below sets forth the 2008 base salaries established by our Compensation Committee for our Named Executive Officers:

Name	2008 Base Salary
Gerard H. Sweeney	$600,000
Howard M. Sipzner	$392,700
Brad A. Molotsky	$332,520
George D. Sowa	$275,000
Robert K. Wiberg	$275,000

Item 9.01. Financial Statements and Exhibits

Exhibits

10.1	Form of Performance Share Award for President and CEO and Executive Vice President and CFO.

10.2	Form of Performance Share Award Agreement (officers other than President and CEO and Executive Vice President and CFO).

10.3	Form of Incentive Share Option Agreement for President and CEO and Executive Vice President and CFO.

10.4	Form of Incentive Share Option Agreement (officers other than the President and CEO and Executive Vice President and CFO).

10.5	Form of Non-Qualified Share Option Agreement for President and CEO and Executive Vice President and CFO.

10.6	Form of Non-Qualified Share Option Agreement (officers other than President and CEO and Executive Vice President and CFO).

EXHIBIT INDEX

Exhibit No.	Description

10.1	Form of Performance Share Award for President and CEO and Executive Vice President and CFO.

10.2	Form of Performance Share Award Agreement (officers other than President and CEO and Executive Vice President and CFO).

10.3	Form of Incentive Share Option Agreement for President and CEO and Executive Vice President and CFO.

10.4	Form of Incentive Share Option Agreement (officers other than the President and CEO and Executive Vice President and CFO).

10.5	Form of Non-Qualified Share Option Agreement for President and CEO and Executive Vice President and CFO.

10.6	Form of Non-Qualified Share Option Agreement (officers other than the President and CEO and Executive Vice President and CFO).

Signatures
Pursuant to the requirements of the Securities and Exchange Act of 1934, the Registrant has duly caused this report to be signed on its behalf by the undersigned, hereunto duly authorized.

Brandywine Realty Trust
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Brandywine Operating Partnership, its sole General Partner
By:	/s/ Gerard H. Sweeney
Gerard H. Sweeney
President and Chief Executive Officer

Date: April 10, 2008